Exhibit 99.1

FTI Consulting, Inc.

555 12th Street NW

Washington, DC 20004

+1.202.312.9100

Investor & Media Contact:

Mollie Hawkes

+1.617.747.1791

mollie.hawkes@fticonsulting.com

FTI Consulting Reports Fourth Quarter and Full Year 2025 Financial Results

•	Fourth Quarter 2025 Record Revenues of $990.7 Million, Up 11% Compared to $894.9 Million in Prior Year Quarter

•	Fourth Quarter 2025 EPS and Adjusted EPS of $1.78, Up 29% and 14%, Compared to EPS of $1.38 and Adjusted EPS of $1.56 in Prior Year Quarter

•	Full Year 2025 Record Revenues of $3.789 Billion, Up 2% Compared to $3.699 Billion in Prior Year

•	Full Year 2025 Record EPS of $8.24 and Adjusted EPS of $8.83, Up 6% and 11%, Compared to EPS of $7.81 and Adjusted EPS of $7.99 in Prior Year

•	Introduces 2026 Guidance

Washington, D.C., Feb. 26, 2026 — FTI Consulting, Inc. (NYSE: FCN) today released financial results for the full year and fourth quarter ended December 31, 2025.

For the full year 2025, revenues of $3.789 billion increased $90.2 million, or 2.4%, compared to revenues of $3.699 billion in the prior year. The increase was driven by revenue growth in the Corporate Finance, Forensic and Litigation Consulting and Strategic Communications segments, which was partially offset by revenue declines in the Economic Consulting and Technology segments. Net income of $270.9 million compared to $280.1 million in the prior year. The decrease in net income was primarily due to higher direct costs, which included an increase in variable compensation and forgivable loan amortization, as well as an increase in income taxes, special charges and interest expense, which more than offset the increase in revenues and the decrease in selling, general and administrative (“SG&A”) expenses. Adjusted EBITDA of $463.6 million, or 12.2% of revenues, compared to $403.7 million, or 10.9% of revenues, in the prior year.

Full year 2025 earnings per diluted share (“EPS”) of $8.24 compared to $7.81 in the prior year. Full year 2025 EPS included a $25.3 million special charge related to severance and other employee-related costs, which reduced EPS by $0.59. Full year 2024 EPS included an $8.2 million special charge related to severance and other employee-related costs, which reduced EPS by $0.18. Full year 2025 Adjusted EPS of $8.83 compared to Adjusted EPS of $7.99 in the prior year.

Steven H. Gunby, CEO and Chairman of FTI Consulting, commented, “We delivered our eleventh year in a row of Adjusted EPS growth and our eighth year in a row of record revenues. We delivered those record results notwithstanding the major headwinds that we were facing in a couple of our businesses during the year, which underscores, once again, the power and resilience of a business committed to investing in great talent and helping clients with their most significant challenges and opportunities.”

Cash Position and Capital Allocation

Net cash provided by operating activities of $152.1 million for the year ended December 31, 2025 compared to $395.1 million for the year ended December 31, 2024. The year-over-year decrease in net cash provided by operating activities was primarily due to higher forgivable loan issuances, compensation and income tax payments, which was partially offset by an increase in cash collections.

Cash and cash equivalents of $265.1 million at December 31, 2025 compared to $660.5 million at December 31, 2024 and $146.0 million at September 30, 2025. Total debt, net of cash, of $99.9 million at December 31, 2025 compared to $(660.5) million at December 31, 2024 and $364.0 million at September 30, 2025. The sequential decrease in total debt, net of cash, was primarily due to net cash provided by operating activities.

During the quarter ended December 31, 2025, the Company repurchased 519,944 shares of its common stock at an average price per share of $160.58 for a total cost of $83.5 million. In full year 2025, the Company repurchased 5,264,916 shares of its common stock at an average price per share of $163.07 for a total cost of $858.6 million. As of December 31, 2025, approximately $491.8 million remained available for common stock repurchases under the Company’s stock repurchase program.

Fourth Quarter 2025 Results

Fourth quarter 2025 revenues of $990.7 million increased $95.8 million, or 10.7%, compared to revenues of $894.9 million in the prior year quarter. Excluding the estimated positive impact of FX, revenues increased $81.5 million, or 9.1%, compared to the prior year quarter. The increase was driven by revenue growth in the Corporate Finance, Forensic and Litigation Consulting, Strategic Communications and Technology segments, which was partially offset by revenue declines in the Economic Consulting segment. Net income of $54.5 million compared to $49.7 million in the prior year quarter. The increase in net income was primarily due to higher revenues, which was partially offset by an increase in direct costs, which includes higher variable compensation and forgivable loan amortization, as well as an increase in income taxes, interest expense and SG&A expenses compared to the prior year quarter. The increase in income taxes was primarily driven by $11.8 million of valuation allowance expenses against certain prior year foreign deferred tax assets. Adjusted EBITDA of $106.2 million, or 10.7% of revenues, compared to $73.7 million, or 8.2% of revenues, in the prior year quarter.

Fourth quarter 2025 EPS of $1.78 compared to $1.38 in the prior year quarter. Fourth quarter 2025 EPS included the aforementioned valuation allowance on certain prior year foreign deferred tax assets, which reduced EPS by $0.38. Fourth quarter 2024 EPS included the aforementioned $8.2 million special charge, which reduced EPS by $0.18. Fourth quarter 2025 Adjusted EPS of $1.78 compared to $1.56 in the prior year quarter.

Fourth Quarter 2025 Segment Results

Corporate Finance

Revenues in the Corporate Finance segment increased $87.5 million, or 26.1%, to $423.2 million in the quarter compared to $335.7 million in the prior year quarter. Excluding the estimated positive impact of FX, revenues increased $82.8 million, or 24.7%. The increase in revenues was primarily due to increased demand and higher realized bill rates for turnaround & restructuring, transactions and transformation services, as well as an increase in success fees. Segment operating income of $76.7 million compared to $36.1 million in the prior year quarter. Adjusted Segment EBITDA of $80.1 million, or 18.9% of segment revenues, compared to $44.7 million, or 13.3% of segment revenues, in the prior year quarter. The increase in Adjusted Segment EBITDA was primarily due to higher revenues, which was partially offset by an increase in compensation, largely related to variable compensation, higher SG&A expenses and an increase in pass-through expenses.

Forensic and Litigation Consulting

Revenues in the Forensic and Litigation Consulting segment increased $17.0 million, or 9.7%, to $192.9 million in the quarter compared to $175.9 million in the prior year quarter. Excluding the estimated positive impact of FX, revenues increased $15.1 million, or 8.6%.The increase in revenues was primarily due to higher realized bill rates for risk & investigations services. Segment operating income of $21.6 million compared to $14.3 million in the prior year quarter. Adjusted Segment EBITDA of $23.8 million, or 12.3% of segment revenues, compared to $18.0 million, or 10.2% of segment revenues, in the prior year quarter. The increase in Adjusted Segment EBITDA was primarily due to higher revenues, which was partially offset by an increase in variable compensation.

Economic Consulting

Revenues in the Economic Consulting segment decreased $29.9 million, or 14.5%, to $176.2 million in the quarter compared to $206.1 million in the prior year quarter. Excluding the estimated positive impact of FX, revenues decreased $34.1 million, or 16.6%. The decrease in revenues was primarily due to lower demand for non-merger and acquisition (“M&A”)-related antitrust and M&A-related antitrust services, which was partially offset by increased demand for financial economics services and higher realized bill rates for international arbitration services. Segment operating loss of $0.3 million compared to segment operating income of $14.4 million in the prior year quarter. Adjusted Segment EBITDA of $1.0 million, or 0.6% of segment revenues, compared to $15.8 million, or 7.7% of segment revenues, in the prior year quarter. The decrease in Adjusted Segment EBITDA was primarily due to lower revenues and an increase in forgivable loan amortization, which was partially offset by lower compensation, which includes lower variable compensation and the impact of an 8.6% decline in billable headcount, and lower bad debt.

Technology

Revenues in the Technology segment increased $8.4 million, or 9.3%, to $99.0 million in the quarter compared to $90.6 million in the prior year quarter. Excluding the estimated positive impact of FX, revenues increased $7.2 million, or 7.9%. The increase in revenues was primarily due to higher demand for litigation and M&A-related “second request” services. Segment operating income of $10.7 million compared to $1.3 million in the prior year quarter. Adjusted Segment EBITDA of $14.8 million, or 14.9% of segment revenues, compared to $6.6 million, or 7.2% of segment revenues, in the prior year quarter. The increase in Adjusted Segment EBITDA was primarily due to higher revenues.

Strategic Communications

Revenues in the Strategic Communications segment increased $12.8 million, or 14.8%, to $99.4 million in the quarter compared to $86.6 million in the prior year quarter. Excluding the estimated positive impact of FX, revenues increased $10.4 million, or 12.1%. The increase in revenues was primarily due to higher demand for corporate reputation services and a $5.3 million increase in pass-through revenues. Segment operating income of $18.0 million compared to $12.5 million in the prior year quarter. Adjusted Segment EBITDA of $19.0 million, or 19.2% of segment revenues, compared to $13.8 million, or 15.9% of segment revenues, in the prior year quarter. The increase in Adjusted Segment EBITDA was primarily due to higher revenues, which was partially offset by increases in pass-through expenses and variable compensation.

2026 Guidance

The Company estimates that revenues for full year 2026 will range between $3.940 billion and $4.100 billion. The Company estimates that EPS for full year 2026 will range between $8.90 and $9.60. The Company does not expect Adjusted EPS to differ from EPS.

Fourth Quarter and Full Year 2025 Conference Call

FTI Consulting will host a conference call for analysts and investors to discuss fourth quarter and full year 2025 financial results at 9:00 a.m. Eastern Time on Thursday, February 26, 2026. The call can be accessed live and will be available for replay over the internet for 90 days by logging onto the Company’s investor relations website here.

About FTI Consulting

FTI Consulting, Inc. is a leading global expert firm for organizations facing crisis and transformation, with more than 8,100 employees located in 32 countries and territories as of December 31, 2025. In certain jurisdictions, FTI Consulting’s services are provided through distinct legal entities that are separately capitalized and independently managed. The Company generated $3.80 billion in revenues during fiscal year 2025. More information can be found at www.fticonsulting.com.

Non-GAAP Financial Measures

In the accompanying analysis of financial information, we sometimes use information derived from consolidated and segment financial information that may not be presented in our financial statements or prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Certain of these financial measures are considered not in conformity with GAAP (“non-GAAP financial measures”) under the United States Securities and Exchange Commission (“SEC”) rules. Specifically, we have referred to the following non-GAAP financial measures:

•	Adjusted Segment EBITDA

•	Adjusted EBITDA

•	Adjusted EBITDA Margin

•	Adjusted Net Income

•	Adjusted Earnings per Diluted Share

We have included the definition of Segment Operating Income (Loss), which is a GAAP financial measure, below in order to more fully define the components of certain non-GAAP financial measures in the accompanying analysis of financial information. We define Segment Operating Income (Loss) as a segment’s share of consolidated operating income. We use Segment Operating Income (Loss) for the purpose of calculating Adjusted Segment EBITDA, which is a non-GAAP financial measure. We define Adjusted Segment EBITDA as Segment Operating Income (Loss) before depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges and goodwill impairment charges. We use Adjusted Segment EBITDA as a basis to internally evaluate the financial performance of our segments because we believe it reflects core operating performance and provides an indicator of the segment’s ability to generate cash.

We define Adjusted EBITDA, which is a non-GAAP financial measure, as consolidated net income before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges, gain or loss on sale of a business and losses on early extinguishment of debt. We define Adjusted EBITDA Margin, which is a non-GAAP financial measure, as Adjusted EBITDA as a percentage of total revenues. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results and GAAP financial measures, provide management and investors with a more complete understanding of our operating results, including underlying trends. In addition, EBITDA is a common alternative measure of operating performance used by many of our competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry. Therefore, we also believe that these non-GAAP financial measures, considered along with corresponding GAAP financial measures, provide management and investors with useful supplemental information.

We define Adjusted Net Income and Adjusted Earnings per Diluted Share (“Adjusted EPS”), which are non-GAAP financial measures, as net income and EPS, respectively, excluding the impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges, the gain or loss on sale of a business and losses on early extinguishment of debt. We use Adjusted Net Income for the purpose of calculating Adjusted EPS. Management uses Adjusted EPS to assess total Company operating performance on a consistent basis. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results and GAAP financial measures, provide management and investors with useful supplemental information on our business operating results, including underlying trends.

Non-GAAP financial measures are not defined in the same manner by all companies and may not be comparable with other similarly titled measures of other companies. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Consolidated Statements of Comprehensive Income. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact, including among other things, statements about future events, anticipated growth, industry prospects, our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. Forward-looking statements often contain words such as “may,” “might,” “will,” “should,” “could,” “would,” “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “commits,” “aspires,” “forecasts,” “future,” “goal,” “seeks” and variations of such words or similar expressions. There are a number of risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements contained in, or implied by, this press release. Although we believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, we can provide no assurance that these expectations and assumptions will prove to be correct. These forward-looking statements relate to future events, results and outcomes, are inherently uncertain and involve known and unknown risks, uncertainties and other factors that may cause our actual results and outcomes, and the timing of our results and outcomes, to differ materially from those expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements. Important factors that could cause our actual results or outcomes to differ materially from the forward-looking statements we make in this press release include those set forth under the heading “Risk Factors” in Part I, Item 1A in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 26, 2026 as well as in other information that we file with the SEC from time to time. All forward-looking statements are presented as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included herein. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statement for any reason.

FINANCIAL TABLES FOLLOW

# # #

FTI CONSULTING, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	December 31,	December 31,
	2025	2024
Assets
Current assets
Cash and cash equivalents	$265,091	$660,493
Accounts receivable, net	1,037,678	1,020,174
Current portion of notes receivable	87,861	44,894
Prepaid expenses and other current assets	126,997	93,953

Total current assets	1,517,627	1,819,514
Property and equipment, net	169,333	150,295
Operating lease assets	201,492	198,318
Goodwill	1,242,777	1,226,556
Intangible assets, net	13,547	16,770
Notes receivable, net	250,667	109,119
Other assets	95,085	76,258

Total assets	$3,490,528	$3,596,830

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses and other	$206,247	$224,394
Accrued compensation	712,335	639,745
Billings in excess of services provided	56,607	67,620

Total current liabilities	975,189	931,759
Long-term debt	365,000	—
Noncurrent operating lease liabilities	224,510	208,036
Deferred income taxes	99,611	111,825
Other liabilities	92,487	86,920

Total liabilities	1,756,797	1,338,540

Stockholders’ equity
Preferred stock, $0.01 par value; shares authorized — 5,000; none outstanding	—	—
Common stock, $0.01 par value; shares authorized — 75,000; shares issued and outstanding — 30,864 (2025) and 35,913 (2024)	309	359
Additional paid-in capital	354	39,650
Retained earnings	1,862,672	2,394,853
Accumulated other comprehensive loss	(129,604)	(176,572)

Total stockholders’ equity	1,733,731	2,258,290

Total liabilities and stockholders’ equity	$3,490,528	$3,596,830

FTI CONSULTING, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands, except per share data)

	Three Months Ended December 31,
	2025	2024
	(Unaudited)
Revenues	$990,746	$894,924

Operating expenses
Direct cost of revenues	683,080	624,864
Selling, general and administrative expenses	213,601	208,051
Special charges	—	8,230
Amortization of intangible assets	629	1,034

	897,310	842,179

Operating income	93,436	52,745

Other income (expense)
Interest income and other	864	7,779
Interest expense	(7,537)	(716)

	(6,673)	7,063

Income before income tax provision	86,763	59,808
Income tax provision	32,232	10,098

Net income	$54,531	$49,710

Earnings per common share — basic	$1.80	$1.41

Weighted average common shares outstanding — basic	30,350	35,317

Earnings per common share — diluted	$1.78	$1.38

Weighted average common shares outstanding — diluted	30,675	35,855

Other comprehensive income (loss), net of tax
Foreign currency translation adjustments, net of tax expense of $— and $—	$3,537	$(41,713)

Total other comprehensive income (loss), net of tax	3,537	(41,713)

Comprehensive income	$58,068	$7,997

FTI CONSULTING, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands, except per share data)

	Year Ended December 31,
	2025	2024
Revenues	$3,788,857	$3,698,652

Operating expenses
Direct cost of revenues	2,571,382	2,516,726
Selling, general and administrative expenses	799,624	822,151
Special charges	25,295	8,230
Amortization of intangible assets	3,479	4,183

	3,399,780	3,351,290

Operating income	389,077	347,362

Other income (expense)
Interest income and other	3,330	10,360
Interest expense	(21,396)	(6,951)

	(18,066)	3,409

Income before income tax provision	371,011	350,771
Income tax provision	100,140	70,683

Net income	$270,871	$280,088

Earnings per common share — basic	$8.33	$7.96

Weighted average common shares outstanding — basic	32,531	35,208

Earnings per common share — diluted	$8.24	$7.81

Weighted average common shares outstanding — diluted	32,881	35,845

Other comprehensive income (loss), net of tax
Foreign currency translation adjustments, net of tax expense of $— and $—	$46,968	$(26,112)

Total other comprehensive income (loss), net of tax	46,968	(26,112)

Comprehensive income	$317,839	$253,976

FTI CONSULTING, INC.

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME AND EPS TO ADJUSTED EPS

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(Unaudited)
Net income	$54,531	$49,710	$270,871	$280,088
Add back:
Special charges	—	8,230	25,295	8,230
Tax impact of special charges	—	(1,857)	(5,799)	(1,857)

Adjusted Net Income	$54,531	$56,083	$290,367	$286,461

EPS	$1.78	$1.38	$8.24	$7.81
Add back:
Special charges	—	0.23	0.77	0.23
Tax impact of special charges	—	(0.05)	(0.18)	(0.05)

Adjusted EPS	$1.78	$1.56	$8.83	$7.99

Weighted average number of common shares outstanding — diluted	30,675	35,855	32,881	35,845

FTI CONSULTING, INC.

RECONCILIATION OF NET INCOME AND OPERATING INCOME (LOSS) TO ADJUSTED SEGMENT EBITDA AND ADJUSTED EBITDA

(in thousands)

Three Months Ended December 31, 2025 (Unaudited)	Corporate Finance	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Unallocated Corporate	Total
Net income							$54,531
Interest income and other							(864)
Interest expense							7,537
Income tax provision							32,232

Operating income (loss)	$76,730	$21,586	$(279)	$10,669	$17,963	$(33,233)	$93,436
Depreciation of property and equipment	3,052	2,003	1,306	4,129	1,006	677	12,173
Amortization of intangible assets	330	229	—	—	70	—	629

Adjusted EBITDA	$80,112	$23,818	$1,027	$14,798	$19,039	$(32,556)	$106,238

Year Ended December 31, 2025	Corporate Finance	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Unallocated Corporate	Total
Net income							$270,871
Interest income and other							(3,330)
Interest expense							21,396
Income tax provision							100,140

Operating income	$288,761	$121,223	$18,794	$28,109	$60,027	$(127,837)	$389,077
Depreciation of property and equipment	11,379	7,532	5,302	15,281	3,761	2,509	45,764
Amortization of intangible assets	2,288	915	—	—	276	—	3,479
Special charges	11,696	5,475	983	1,928	3,268	1,945	25,295

Adjusted EBITDA	$314,124	$135,145	$25,079	$45,318	$67,332	$(123,383)	$463,615

FTI CONSULTING, INC.

RECONCILIATION OF NET INCOME AND OPERATING INCOME TO ADJUSTED SEGMENT EBITDA AND ADJUSTED EBITDA

(in thousands)

Three Months Ended December 31, 2024 (Unaudited)	Corporate Finance	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Unallocated Corporate	Total
Net income							$49,710
Interest income and other							(7,779)
Interest expense							716
Income tax provision							10,098

Operating income	$36,096	$14,305	$14,393	$1,275	$12,534	$(25,858)	$52,745
Depreciation of property and equipment	2,587	1,704	1,407	4,623	910	503	11,734
Amortization of intangible assets	736	229	—	—	69	—	1,034
Special charges	5,326	1,785	8	667	295	149	8,230

Adjusted EBITDA	$44,745	$18,023	$15,808	$6,565	$13,808	$(25,206)	$73,743

Year Ended December 31, 2024	Corporate Finance	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Unallocated Corporate	Total
Net income							$280,088
Interest income and other							(10,360)
Interest expense							6,951
Income tax provision							70,683

Operating income	$225,711	$77,490	$104,090	$41,875	$45,790	$(147,594)	$347,362
Depreciation of property and equipment	10,251	6,604	5,400	15,999	3,607	2,049	43,910
Amortization of intangible assets	3,068	838	—	—	277	—	4,183
Special charges	5,326	1,785	8	667	295	149	8,230

Adjusted EBITDA	$244,356	$86,717	$109,498	$58,541	$49,969	$(145,396)	$403,685

FTI CONSULTING, INC.

OPERATING RESULTS BY BUSINESS SEGMENT

	Segment Revenues	Adjusted EBITDA	Adjusted EBITDA Margin	Utilization	Average Billable Rate	Billable Headcount
	(in thousands)					(at period end)
Three Months Ended December 31, 2025 (Unaudited)
Corporate Finance	$423,189	$80,112	18.9%	59%	$555	2,297
Forensic and Litigation Consulting	192,879	23,818	12.3%	54%	$455	1,541
Economic Consulting	176,225	1,027	0.6%	55%	$608	1,014
Technology (1)	99,047	14,798	14.9%	N/M	N/M	662
Strategic Communications (1)	99,406	19,039	19.2%	N/M	N/M	907

	$990,746	$138,794	14.0%			6,421

Unallocated Corporate		(32,556)

Adjusted EBITDA		$106,238	10.7%

Year Ended December 31, 2025
Corporate Finance	$1,550,969	$314,124	20.3%	60%	$529	2,297
Forensic and Litigation Consulting	764,687	135,145	17.7%	57%	$442	1,541
Economic Consulting	720,829	25,079	3.5%	59%	$583	1,014
Technology (1)	373,883	45,318	12.1%	N/M	N/M	662
Strategic Communications (1)	378,489	67,332	17.8%	N/M	N/M	907

	$3,788,857	$586,998	15.5%			6,421

Unallocated Corporate		(123,383)

Adjusted EBITDA		$463,615	12.2%

Three Months Ended December 31, 2024 (Unaudited)
Corporate Finance	$335,713	$44,745	13.3%	52%	$527	2,286
Forensic and Litigation Consulting	175,863	18,023	10.2%	55%	$392	1,542
Economic Consulting	206,103	15,808	7.7%	60%	$610	1,110
Technology (1)	90,645	6,565	7.2%	N/M	N/M	714
Strategic Communications (1)	86,600	13,808	15.9%	N/M	N/M	981

	$894,924	$98,949	11.1%			6,633

Unallocated Corporate		(25,206)

Adjusted EBITDA		$73,743	8.2%

Year Ended December 31, 2024
Corporate Finance	$1,391,206	$244,356	17.6%	58%	$510	2,286
Forensic and Litigation Consulting	690,211	86,717	12.6%	57%	$390	1,542
Economic Consulting	863,557	109,498	12.7%	66%	$584	1,110
Technology (1)	417,637	58,541	14.0%	N/M	N/M	714
Strategic Communications (1)	336,041	49,969	14.9%	N/M	N/M	981

	$3,698,652	$549,081	14.8%			6,633

Unallocated Corporate		(145,396)

Adjusted EBITDA		$403,685	10.9%

N/M  Not meaningful

(1)

The majority of the Technology and Strategic Communications segments’ revenues are not generated based on billable hours. Accordingly, utilization and average billable rate metrics are not presented as they are not meaningful as a segment-wide metric.

FTI CONSULTING, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2025	2024
Operating activities
Net income	$270,871	$280,088
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	45,764	43,910
Amortization of intangible assets	3,479	4,183
Amortization of notes receivable	73,602	51,621
Provision for expected credit losses	42,836	50,315
Share-based compensation	39,324	38,436
Deferred income taxes	23,745	(16,605)
Other	1,182	303
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, billed and unbilled	(34,260)	18,340
Notes receivable, net of repayments	(255,006)	(99,892)
Prepaid expenses and other assets	(15,611)	(2,810)
Accounts payable, accrued expenses and other	6,627	12,875
Income taxes	(67,963)	(29,441)
Accrued compensation	29,631	43,503
Billings in excess of services provided	(12,089)	271

Net cash provided by operating activities	152,132	395,097

Investing activities
Purchases of property and equipment and other	(58,531)	(35,408)
Maturity of short-term investment	—	25,246

Net cash used in investing activities	(58,531)	(10,162)

Financing activities
Borrowings under revolving line of credit	1,280,000	600,000
Repayments under revolving line of credit	(915,000)	(600,000)
Purchase and retirement of common stock	(858,681)	(10,217)
Share-based compensation tax withholdings	(18,545)	(19,021)
Proceeds on stock option exercises	1,392	10,887
Deposits and other	358	2,968

Net cash used in financing activities	(510,476)	(15,383)

Effect of exchange rate changes on cash and cash equivalents	21,473	(12,281)

Net increase (decrease) in cash and cash equivalents	(395,402)	357,271
Cash and cash equivalents, beginning of period	660,493	303,222

Cash and cash equivalents, end of period	$265,091	$660,493